                                                                   EXHIBIT 10.5




                              IBM GLOBAL FINANCING






               --------------------------------------------------
                              AMENDED AND RESTATED
               PLATINUM PLAN AGREEMENT (WITH INVOICE DISCOUNTING)
               --------------------------------------------------






                       IBM BELGIUM FINANCIAL SERVICES S.A.
                                       and

                           SUPPLIES DISTRIBUTORS S.A.

                   BUSINESS SUPPLIES DISTRIBUTORS EUROPE B.V.

                                   PFSWEB B.V.

                                    CONTENTS

1.      DEFINITIONS......................................................................1

2.      CREDIT LIMIT.....................................................................8

3.      SUPPLIER PURCHASE FACILITY.......................................................8

4.      IBM REIMBURSABLES, IBM RECEIVABLES AND VAT RECEIVABLES DISCOUNTING FACILITY......9

5.      PREPAYMENTS.....................................................................11

6.      IBM REIMBURSABLES, IBM RECEIVABLES, VAT RECEIVABLES AND RECEIVABLES RIGHTS......11

7.      CREDIT CHARGES AND PAYMENTS.....................................................13

8.      REPRESENTATIONS, WARRANTIES AND COVENANTS.......................................15

9.      DEFAULTS AND REMEDIES...........................................................19

10.     TERMINATION.....................................................................20

11.     GENERAL.........................................................................20

                              IBM GLOBAL FINANCING

               PLATINUM PLAN AGREEMENT (WITH INVOICE DISCOUNTING)

THIS AGREEMENT is made on the date specified against the signature of IBM GF below among Suppliers Distributors S.A. with a registered number of RC Liege 208795 with an address of Rue Louis Bleriot 5, B-4460 Grace-Hollogne, Belgium ("SDSA"), and Business Supplies Distributors Europe BV a Netherlands company registered in Maastricht with a with a Netherlands trade registration number of HR Maastricht 14062763 with an address of Dalderhaag 13, 6136 Sittard, The Netherlands ("BSDE") (SDSA and BSDE collectively, "YOU"), PFS Web B.V a Netherlands company registered in Maastricht under the number 17109541 with a Belgian trade registration number of R.C. Liege 204162 ("PFS Web B.V.") (SDSA, BSDE and PFS Web B.V. collectively, the "Loan Parties) and IBM Belgium Financial Services N.V. with a registered number of R.C. Brussels 451.673 with an address of Square Victoria Regina 1,BE-1210 Brussels VAT BE 424300467 ("IBM GF" or "US") and it amends and restates that IBM Global Financing Platinum Plan Agreement (with Receivables Discounting) executed among the same parties on 29 September 2001 (the "Prior Agreement") such that rights and obligations of both parties under the Prior Agreement are rights and obligations under this Agreement. This Agreement is effective as of the Effective Date (as defined herein).

WHEREAS IBM BF and the Loan Parties are parties to that certain Platinum Plan Agreement (with Invoice Discounting) dated 29 September 2001 (as heretofore amended, the ("Existing Financing Agreement");

WHEREAS the Loan Parties desire to enter into a factoring facility with Fortis Commercial Finance N.V with a place of business at Steenweg Op Tielen 51 Turnhout Belgium 2300 ("Fortis") for the purpose of Fortis factoring all of the Loan Parties Receivables (as defined herein) except Receivables from any IBM entity and IBM GF is willing to amend and restate the Existing Financing Agreement to discontinue factoring those Receivables which Fortis will factor, all according to the terms and conditions set forth herein;

WHEREAS we agree to provide you with a Credit Limit in respect of our purchase of Supplier Invoices, IBM Reimbursables, IBM Receivables and/or VAT Receivables under the terms and conditions of this Agreement.

AGREEMENT

1.        DEFINITIONS

          1.1 In this Agreement the following terms shall (unless the context otherwise requires) have the following meanings:-

                    "ADDITIONAL COLLATERAL": means that as specified in the Schedule, it being understood that Additional Collateral is not used when calculating the Shortfall Amount, if any, as described in Clause 7.4;

                    "AFFILIATE": means with respect to any Person, any other Person (the "Affiliate") meeting one of the following: (i) at least 10% of the Affiliate's equity is owned, directly or indirectly, by such Person; (ii) at least 10% of such Person's equity is owned, directly or indirectly, by the Affiliate; or (iii) at least 10% of such Person's equity and at least 10% of the Affiliate's equity is owned, directly or indirectly, by the same Person or Persons. All your officers, directors, joint venturers, and partners shall also be deemed to be Affiliates for purposes of this Agreement. All of Loan Parties' officers, directors, joint venturers, and partners shall also be deemed to be Affiliates of such Loan Party for purposes of this Agreement.

                    "AGREEMENT": means this Agreement and all its Schedules and any supplements to this Agreement as the same may be amended, supplemented or modified from time to time;

                    "AIF": means that certain Agreement for Inventory Financing among IBM Credit Corporation and Holdings, IFP, SDI, PFS and PFSweb, as amended and supplemented from time to time;

                    "AMENDED AND RESTATED NOTES PAYABLE SUBORDINATION AGREEMENT" means the amended and restated notes payable subordination executed by SDI in favour of IBM GF in form and substance satisfactory to IBM GF in its sole discretion;

                    "APPROVED CURRENCY" means any currency other than euro agreed from time to time by you and us to be an approved currency for the purposes of this Agreement;

                    "AUDITORS": means a nationally recognised firm of independent accountants acceptable to us;

                    "AUTHORISED OFFICER": means those individuals occupying the positions listed in Attachment A to this Agreement and who are authorised by you to provide the instructions, authorisations, agreements, etc. as specified in such Attachment A;

                    "AUTHORISED SUPPLIER": means any supplier, for the purposes of this Agreement, from whom we have agreed to purchase the Supplier Invoices generated by their sales of Products to you;

                    "AVAILABLE CREDIT": means from time to time the Credit Limit less the aggregate of:

                    (i) the principal amount of Supplier Obligations due and outstanding by you to us; and

                    (ii) the aggregate amount of Prepayments made to you by us on account of the purchase price of IBM Reimbursables, IBM Receivables and VAT Receivables which are outstanding; and

                    (iii) any other sum due and payable by you to us under the terms of this Agreement, including interest due and payable and outstanding Credit Charges;

                    "BASE RATE": means the rate so referred to in the Schedule;

                    "BSD": means Business Supplies Distributors, Inc.

                    "BSD A": means BSD Acquisition Corp., Inc., a corporation duly organized under the laws of the state of Delaware, with its principal place of business at 500 North Central Expressway, Plano, TX 75074, now known as Supplies Distributors, Inc.;

                    "BSDE" means as defined in the caption;

                    "BSDE SUPPLIER INVOICES" means undisputed Supplier Invoices which were issued to BSDE prior to the Merger and which we will pay the applicable Authorised Supplier on your behalf; "BUSINESS DAY": means (a) in relation to any payment or to a rate fixing, any day (other than a Saturday or Sunday) which is a TARGET DAY; (b) in relation to any other matter (e.g. notices) any day (other than a Saturday or Sunday) on which banks are open in Brussels;

                    "CLOSING DATE": MEANS __ MARCH 2002;

                    "COLLATERAL" means the aggregate value, in our assessment, of outstanding IBM Reimbursables, IBM Receivables and VAT Receivables we have purchased from you together with any Receivables Rights and any other assets, including stock-in-trade which are charged to us by way of a Lien and which is not subject to retention of title by any party other than us.

                    "COMMENCEMENT DATE": means the commencement date of this Agreement as specified in the Schedule;

                    "CONGRESS": means Congress Financial Corporation (Southwest), a lender to SDI;

                    "CREDIT CHARGES": means our charges to you (as set out in the Schedule) for purchasing Supplier Invoices from an Authorised Supplier as set out in Section 3 of this Agreement and purchasing IBM Reimbursables, IBM Receivables and VAT Receivables from you pursuant to Section 4 of this Agreement;

                    "CREDIT LIMIT": means the sum specified in the Schedule which is subject to change by us;

                    "DEBTOR": means a customer of yours pursuant to a Sales Contract who is indebted to you in respect of a Receivable;

                    "DEFAULT RATE" means the percentage as detailed as such in the Schedule;

                    "DISCOUNT CHARGE" means the charge to be calculated as described in Clause 5.3 at a rate specified in the Schedule or such other percentage as we may from time to time agree;

                    "DUE DATE" means the date that payment is due to us which is, unless otherwise agreed by us in writing (1) for Supplier Obligations, the last day of the No Charge Period or the Extended Credit Period as applicable (2) for Credit Charges, the date as specified on the billing statement (3) for Shortfall Amounts, as specified in Clause 7.4 and (4) for Discount Charges, the date specified on the billing statement if there is insufficient Available Credit at the time such Discount Charges are normally credited by us against your account;

                    "ELIGIBLE RECEIVABLE": means an IBM Receivable or VAT Receivable which is not (or does not become) an Ineligible Receivable;

                    "EQUITY INTERESTS": means with respect to any Person, means
                    (a) all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability company interests in such Person, (d) all other equity or ownership interests in such Person of any other type and (e) all warrants, rights or options to purchase any of the foregoing.

                    "EFFECTIVE DATE": means that date on which Fortis, to IBM GF's satisfaction pays IBM GF the full amount owed by you to us for all Receivables except IBM Receivables. Such date shall be confirmed in writing immediately after the event.

                    "EVENT OF DEFAULT": means any of the events set out in Clause 9.1 of this Agreement;

                    "EXTENDED CREDIT CHARGE" means the charge (if any) as specified in the Schedule incurred for outstanding Supplier Obligations during an Extended Credit Period or such other charge as we may from time to time agree;

                    "EXTENDED CREDIT PERIOD" means (if agreed by us) the period specified in the Schedule following immediately after the No Charge Period and extending the time for payment by you of Supplier Obligations;

                    "FINANCIAL STATEMENTS": means your balance sheets, statements of account including profit and loss accounts, and statements of cash flows prepared in accordance with generally accepted accounting principles;

                    "FORTIS" means as defined in the second "Whereas" clause hereof;

                    "GAAP" means the generally accepted accounting principles in the United States as in effect from time to time;

                    "GUARANTOR": means Holdings, PFS, PFSweb and SDI and any other party that delivers a guaranty in favour of us;

                    "HOLDINGS": means Business Supplies Distributors Holdings, LLC, a limited liability company duly organized under the laws of the state of Delaware, with its principal place of business at 500 North Central Expressway, Plano, TX 75074

                    "IBM": means International Business Machines Corporation;

                    "IBM CREDIT": means IBM Credit Corporation, a Delaware corporation with a place of business at 4000 Executive Parkway, Third Floor, San Ramon, CA 94583;

                    "IBM RECEIVABLE"; means a Receivable payable by IBM, an IBM Subsidiary or an IBM Affiliate provided that we have received evidence satisfactory to it that IBM has waived its right to setoff such amounts owed to you with any amount you may owe to IBM;

                    "IBM REIMBURSABLES": means amounts reimbursable from IBM, an IBM Subsidiary or IBM Affiliate, arising from incentive payments, rebates invoiced on a monthly basis, discounts, credits, and refunds in each case owed by IBM to you provided that (i) you obtain (and provide to IBM GF along with the monthly collateral reports required under this Agreement) from IBM written confirmation (a) acknowledging the obligation of IBM to pay such amount, (b) stating the date the amount is due to be paid and (c) IBM waiving its right to setoff such amounts owed to you with any amount you may owe to IBM; (ii) such IBM Reimbursables do not remain unpaid for more than sixty (60) days from the date the obligation of IBM occurred; and (iii) such IBM Reimbursables delivered to us directly by IBM in the form of a Credit Note or some other form acceptable to us.";

                    "IBM SINGAPORE": means IBM Singapore, Global Procurement Services Group - Singapore Trading Center

                    "IBM US": means the Printing Systems Division of IBM facilities located in the United States of America;

                    "IFP" means Inventory Financing partners, LLC, a US limited liability corporation;

                    "INELIGIBLE RECEIVABLE": means any of the following: (i) any IBM Receivable or VAT Receivable which remains unpaid for more than 120 days after the date of the relevant Sales Invoice or VAT Return Document; (ii) all IBM Receivables and VAT Receivables of an individual Debtor where 50% or more of the relevant Debtor's aggregate outstanding balance remains unpaid for more than 120 days after the date of their respective Sales Invoice or VAT Return Document; (iii) any IBM Receivable or VAT Receivable in respect of which there is a breach of any undertaking or warranty given to us, or any other obligation of yours relating to it; (iv) any IBM Receivable or VAT Receivable expressed in a currency other than the EURO or another currency approved by us; (v) those receivables, if any, listed in the Schedule as Ineligible Receivables; (vi) any receivable which is not an IBM Receivable or a VAT Receivable and (vii) any IBM Receivable or VAT Receivable which we deem, in our discretion, to be ineligible except that, in the event we determine in our sole discretion to deem certain IBM Receivables and/or VAT Receivables to be ineligible pursuant to this sub clause
                    (vii), we will provide written notification to you of our determination of ineligibility of such IBM Receivables and/or VAT Receivables and such ineligibility shall be applied to such IBM Receivables and/or VAT Receivables arising from invoices dated one Business Day after the date of such notification.;

                    "INSOLVENCY": in relation to a company means the convening of a meeting to pass a resolution for voluntary winding up by reason of insolvency, or the making of a winding up order, or the issue of an application for the appointment of an administrator, or the appointment of a receiver (whether in or out of court) or an administrative receiver of any of the assets or income of the company; or entry by that company into a voluntary arrangement, or any informal arrangement generally for the benefit of creditors or that company consulting with creditors generally; or any material part of income or assets being subject to seizure, distress or lien; or enforcement of security rights; or compounding with creditors; or ceasing to carry on business (and "INSOLVENT" shall be construed accordingly);

                    "LIEN(s)": means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest and floating charge or any other security agreement or arrangement relating to existing or future assets (including, without limitation, the deposit of monies or property with a person with the primary intention of affording such person a right of set-off or lien) but excluding any lien arising out of rights of consolidation, combination, netting or set-off over any current and/or deposit accounts with a bank or financial institution, where it is necessary to agree to those rights in connection with the opening or operation of any bank accounts or in connection with a treasury management arrangement operated by you, in each case, in the ordinary course of your business or risk management provided the existence of such lien has been notified to us;

                    "LOAN PARTIES": means as defined in the caption.

                    "MATERIAL ADVERSE EFFECT": means a significant adverse effect on (1) any Loan Party, or your parent company's or any of its subsidiaries' or any guarantor's business operations, results of operations, assets, or financial condition; or (2) the value of the Collateral or (3) our rights and remedies under this Agreement or the Security Documents or any Liens in our favour;

                    "MERGER" means the event documented in, and achieved as a result of the execution of, the Merger Documents;

                    "MERGER DOCUMENTS": means the (i) Agreement and Plan of Merger and Reorganization among SDI and BSD dated September 26, 2001 and (ii) the Certificate of Merger of BSD with and into BSD A dated September 26, 2001;

                    "NO CHARGE PERIOD": means the period, if any, so described in the Schedule, during which we will not charge you Credit Charges in relation to each Supplier Obligation, which period shall commence on the date of the Supplier Invoice corresponding to each such Supplier Obligation;

                    "NOTIFICATION": means your confirmation to us, in such way and with such evidence as we specify, of all IBM Reimbursables, IBM Receivables and VAT Receivables which have come into existence after the Commencement Date, but which have not previously been Notified to us;

                    "NOTIFY"/"NOTIFIED"/"NOTIFYING": means inclusion of an IBM Reimbursable, an IBM Receivable or VAT Receivable or a credit in an Offer or Notification delivered to us;

                    "OBLIGATIONS": means all covenants, agreements, warranties, duties, representations, loans, advances, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reasonable expenses, indemnities, liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from any Loan Party to IBM GF.

                    "OFFER": means an unconditional offer to sell an IBM Reimbursable, IBM Receivable or VAT Receivable to us with full title guarantee to be made in such way and with such evidence of the performance of the IBM written confirmation, the Sales Contract or the VAT Return Document, as the case may be, as we may specify, and where more than one IBM Reimbursable, IBM Receivable or VAT Receivable is at the same time subject to an Offer it shall be treated as an independent offer to sell us each IBM Reimbursable, IBM Receivable or VAT Receivable so offered which may be accepted or rejected by us entirely at our discretion;

                    "PERSON": means any individual, association, firm, corporation, partnership, trust, unincorporated organization or other entity whatsoever.

                    "PFS": means Priority Fulfillment Services, Inc., a US corporation;

                    "PFSWEB": means PFSweb, Inc., a corporation duly organized under the laws of the state of Delaware, with its principal place of business at 500 North Central Expressway, Plano, TX 75074

                    "PFS WEB B.V." means as defined in the caption;

                    "PREPAYMENT": means any payment by us to you or made available to you under this Agreement on account of the purchase price of an IBM Reimbursable, IBM Receivable or VAT Receivable;

                    "PREPAYMENT PERCENTAGE": means the amount specified as such in the Schedule or such other percentage as we may from time to time agree;

                    "PRODUCT RIGHTS" includes in relation to the Products supplied to you by an Authorised Supplier any of the following:

                    (i) all the Authorised Supplier's rights as unpaid vendor and all other rights of the Authorised Supplier under or in relation to the relevant Supplier Invoice (whether such rights arise from or are created by statute, common law, contract or otherwise howsoever);

                    (ii) documentary evidence of the Supplier Invoice or its performance or of any disputes arising;

                    (iii) documents of title, warehouse keepers receipts, bills of lading, shipping documents, airway bills or similar documents;

                    (iv)      the benefit of all insurances;

                    (v) all remittances, instruments, securities, bonds, guarantees and indemnities and accounting records;

                    "PRODUCTS": as the context permits means either: (i) hardware and software and associated products and services agreed by us and acquired by you from an Authorised Supplier; or (ii) hardware and software and associated products and services supplied by you to Debtors;

                    "PURCHASE PRICE": means the amount payable by us to you (i) in respect of the purchase of an IBM Reimbursable being the amount reflected on IBM's written confirmation for such IBM Reimbursable, (ii) in respect of the purchase of an IBM Receivable being the Sales Invoice price in relation to such IBM Receivable, or (iii) in the case of a VAT Receivable, the amount stated in the relevant VAT Return Document for such VAT Receivable, as the case may be, less any other sums due to us in respect of the purchase of such IBM Reimbursable, IBM Receivable or VAT Receivable;

                    "RECEIVABLE": means any payment obligation (present, future or contingent) of a Debtor pursuant to a Sales Contract (including the future right to recover sums due following the determination, assessment or agreement of the amount of such obligation), including any applicable value added taxes, duties, charges and interest (whether arising by contract or by law) together with its Receivables Rights;

                    "RECEIVABLES RIGHTS": includes in relation to any IBM Reimbursable, IBM Receivable or VAT Receivable any of your following rights: all remittances, instruments, securities, bonds, guarantees and indemnities and accounting records; any assets and any guarantee(s) which constitute security in respect of your obligations to us with respect to the purchase of IBM Reimbursables, IBM Receivables and VAT Receivables by us pursuant to this Agreement as set out in the Schedule);

                    "REPURCHASE": means the repurchase by you of an IBM Reimbursable, IBM Receivable or VAT Receivable at its Repurchase Price;

                    "REPURCHASE PRICE": means a sum equivalent to the Purchase Price of an IBM Reimbursable, IBM Receivable or VAT Receivable plus all sums (if any) then outstanding and due to us in respect of any relevant Credit Charges relating to that IBM Reimbursable, IBM Receivable or VAT Receivable;

                    "SALES CONTRACT": means a contract under which you sell Products to Debtors;

                    "SALES INVOICE": means a valid invoice issued by you to a Debtor under a Sales Contract;

                    "SCHEDULE": means the Schedule to this Agreement as amended from time to time by written agreement between the parties;

                    "SDI": means Supplies Distributors, Inc., (formally known as BSD Acquisition Corp.) a corporation duly organized under the laws of the state of Delaware, with its principal place of business at 500 North Central Expressway, Plano, TX 75074;

                    "SDSA" means as defined in the caption;

                    "SHORTFALL AMOUNT": means the amount set out in Clause 7.4;

                    "SHORTFALL FEE" means the fee calculated as detailed in the Schedule;

                    "SUBSIDIARY" means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the share capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of share capital, contract or otherwise;

                    "SUPPLIER INVOICE": means a valid invoice issued by an Authorised Supplier in respect of your acquisition of Products from such Authorised Supplier;

                    "SUPPLIER OBLIGATIONS": means the amount owing by you in respect of a Supplier Invoice that we have purchased from an Authorised Supplier and a BSDE Supplier Invoice (including the future right to recover sums due following the determination, assessment or agreement of the amount of such obligation), including any applicable value added taxes, duties, charges and interest (whether arising by contract or by law).

                    "VAT" means value added tax levied by the appropriate authorities in a country;

                    "VAT RECEIVABLES" means a payment obligation of the Country of the Netherlands or Belgium pursuant to a VAT Return Document, subject to the limitation specified in the Schedule;

                    "VAT RETURN DOCUMENT" means a document raised by SDSA or BSDE to the respective country for valid reimbursement of VAT paid by BSDE or SDSA to the Country of the Netherlands or Belgium (1) for products purchased from IBM or one of its subsidiaries and which products were sold by BSDE to customers outside the Country of the Netherlands or (2) for products purchased from IBM or one of its subsidiaries and which products were sold by SDSA to customers outside the Belgium, (3) for products sold by BSDE to SDSA, (4) for products supplied by IBM Singapore and IBM US to SDSA and
                    (5) for the operating and sales expenses paid by SDSA in the Country of Belgium;

          1.2       INTERPRETATION

                    In this Agreement:

                    1.2.1 "YOU" and "US" shall where the context admits, include our respective personal representatives, successors in title or permitted assigns (whether immediate or derivative);

                    1.2.2 any reference herein to any document, including to this Agreement includes such document as amended, novated, supplemented, substituted, extended, assigned or replaced from time to time and includes any document which is supplemental hereto or thereto;

                    1.2.3 where a word or phrase has to be considered in relation to a jurisdiction outside Belgium and there is no exact equivalent or such work or phrase then it shall have the meaning of the closest equivalent in such jurisdiction; and

                    1.2.4 "INDEBTEDNESS" includes any obligation (whether incurred as principal guarantor or surety) for the payment or repayment of money, whether present or future, actual or contingent.

                    The headings in this Agreement are inserted for convenience only and shall not affect its construction or interpretation.

2.        CREDIT LIMIT

          2.1 We will establish a Credit Limit for you up to the amount specified in the Schedule which we may, at our discretion, purchase Supplier Invoices from Authorised Suppliers IBM Reimbursables, IBM Receivables and/or VAT Receivables from you.

3.        SUPPLIER PURCHASE FACILITY

          3.1       SETTLEMENT OF SUPPLIER INVOICES

                    3.1.1 By entering into this Agreement you agree that you will pay us, and not the Authorised Supplier, in order to settle (i) Supplier Invoices which we have purchased and (ii) BSDE Supplier Invoices.

                    3.1.2 We may, in our discretion and upon written notice to you, cease to include a supplier as an Authorised Supplier for the purposes of this Agreement. Any such cessation will not affect our purchase of Supplier Invoices then in existence or our obligation to pay BSDE Supplier Invoices.

                    3.1.3 You authorise us to collect directly from any Authorised Supplier any monies due for credits, rebates, bonuses or discounts owed by such Authorised Supplier to you. Once received we shall either (in our discretion) apply such monies against amounts you owe us or credit the relevant amount to your ledger account with us and pay such monies into the bank account referred to in Clause 6.7.1.

                    3.1.4 You shall pay us for a Supplier Obligation no later than the Due Date. You agree to pay us the full amount of such Supplier Obligation.

                    3.1.5 If an Extended Credit Period is provided (as specified in the Schedule) payment of the relevant Supplier Obligation may be deferred for such further period as is specified in the Schedule after the end of the No Charge Period but such Supplier Obligation shall bear interest at the rate specified in the Schedule during such period.

                    3.1.6 If you do not pay the Supplier Obligations before the last day of the No Charge Period (or, if clause 3.1.5 applies, at the end of the Extended Credit Period), such sum shall bear interest at the Default Rate from the expiry of the No Charge Period (unless the Extended Credit Period is applicable) until actual receipt of such payment by us in cleared funds.

          3.2       TITLE TO PRODUCTS

                    3.2.1 You hereby acknowledge that by virtue of our purchase from the relevant Authorised Supplier of the Supplier Invoices or, as applicable, our agreement to pay the BSDE Supplier Invoices on your behalf, all Product Rights, including any reservation of title rights, belong to us until all amounts owing to us in connection with payment of the relevant Supplier Obligations and any outstanding Credit Charges are paid in full by you.

                    3.2.2 You will not cause or permit any Debtor or other third party to encumber our Product Rights in any way. You agree to take such action as may be required to implement this provision, including your acknowledgement of, and agreement to the insertion of written notice in Sales Invoices or, as applicable, separate notices to BSDE Debtors, to the intent that IBM GF is the owner of the relevant Product Rights.

4.        IBM REIMBURSABLES, IBM RECEIVABLES AND VAT RECEIVABLES DISCOUNTING
          FACILITY

          Under the terms of this Agreement, we may from time to time purchase IBM Reimbursables, IBM Receivables and VAT Receivables from you.

          4.1 PURCHASE AND PAYMENT OF IBM REIMBURSABLES, IBM RECEIVABLES AND VAT RECEIVABLES

                    4.1.1

                    4.1.2 You hereby agree to transfer ownership to us of all IBM Reimbursables, IBM Receivables and VAT Receivables (together with all Receivables Rights) created until this Agreement ends, or we give you notice under Clause 4.1.12 that no more IBM Reimbursables, IBM Receivables and VAT Receivables will be accepted from a date designated by us. Such IBM Reimbursables, IBM Receivables and VAT Receivables shall vest in us the moment the IBM Reimbursables, IBM Receivables and VAT Receivables are created and transfer of ownership of any such IBM Reimbursables, IBM Receivables and VAT Receivables to us shall take place automatically and with immediate effect. On that day our receipt of the relevant Notifications and our ownership of such IBM Reimbursables, IBM Receivables and VAT Receivables shall then be complete. We will credit to your ledger account with us the Purchase Price of all such IBM Reimbursables, IBM Receivables and VAT Receivables upon such date.

                    4.1.3 You will pay any duties or similar charges including any Stamp Duty arising in connection with this Agreement and the transfer of the IBM Reimbursables, IBM Receivables and VAT Receivables to us.

                    4.1.4 After the Commencement Date, PFS Web B.V., BSDE and/or SDSA will notify us in the manner agreed with us, and at the frequency stated in the Schedule of the invoice value of IBM Reimbursables, IBM Receivables and VAT Receivables. PFS Web B.V., BSDE and SDSA will provide on request copies of the relevant documentation, delivery notes, and other evidence of the validity of the IBM Reimbursables, IBM Receivables and VAT Receivables. There will be either be a service fee for each Notification subject to a minimum service fee payable in accordance with Clause 7.2.1, or a monthly service fee, as set out in the Schedule which you agree to pay to us. The Loan Parties will promptly when required by us complete any forms of assignment, documents or other instruments necessary to ensure the transfer of full ownership of the IBM Reimbursables, IBM Receivables and VAT Receivables to us or to enable us to collect the IBM Reimbursables, IBM Receivables and VAT Receivables.

                    4.1.5 If, for any reason, the sale or transfer of IBM Reimbursables, IBM Receivables and VAT Receivables, pursuant to the above provisions of this Agreement, does not vest ownership of the IBM Reimbursables, IBM Receivables and VAT Receivables in us, the Loan Parties will hold any such IBM Reimbursables, IBM Receivables and VAT Receivables and any monies collected by them in respect of such IBM Reimbursables, IBM Receivables and VAT Receivables in trust for us, and pay any such monies to us.

                    4.1.6 We may use the monies we receive in respect of each IBM Reimbursable, IBM Receivable or VAT Receivable to satisfy any monies then owing to us by you. We will transfer any remaining amount to your designated bank account (provided there is no Event of Default) at the frequency agreed with you subject to the banking charge specified in the Schedule.

                    4.1.7 As the absolute owner we have the sole and unfettered right to enforce payment of and collect any IBM Reimbursable, IBM Receivable or VAT

                              Receivable purchased by us under this Agreement. However until further notice from us the Loan Parties will act diligently and promptly as our undisclosed agent in administering and in collecting and enforcing payment of IBM Reimbursables, IBM Receivables and VAT Receivables at the Loan Parties expense. However if (a) we consider that your continued collection of any IBM Reimbursables, IBM Receivables and VAT Receivables would be prejudicial to us, and that such collection would be better conducted by us or a third party, rather than by the Loan Parties; or
                              (b) an Event of Default has occurred; or (c) this Agreement has terminated for whatever reason; or
                              (d) there has occurred (in our reasonable opinion) a Material Adverse Effect, we reserve the right to, or designate a third party to, collect payment directly including issuing demands or legal proceedings either in our own name or in your name if required. The Loan Parties agree to co-operate in such collection or proceedings, including the provision of witnesses or the production of documents. We can defend or compromise such legal proceedings in such manner and on such terms as we may see fit and the Loan Parties will be bound by the result. Any reasonable expenses incurred by us in such proceedings, including the payment of legal and other professional fees, costs and expenses, will be paid by you, or charged to you by debiting the relevant accounts. Whilst the Loan Parties may ask us to cease collection activities against any Debtor and we will do so upon receiving payment of the relevant IBM Reimbursables, IBM Receivables and VAT Receivables or upon such terms as we shall agree with the applicable Loan Party we have the right to refuse or to accept such Loan Party's request.

                    4.1.8 The Loan Parties agree that without our prior written consent they will not sell, pledge or grant any Lien over any IBM Reimbursables, IBM Receivables and VAT Receivables to any third party, or agree to do so, or enter into any other arrangement which might adversely affect our interest in any IBM Reimbursables, IBM Receivables and VAT Receivables.

                    4.1.9 After you Notify an IBM Reimbursable, IBM Receivable or VAT Receivable to us you agree (save where Clause 6.6 applies) not to cancel or vary any relevant VAT Return Document or its relevant payment terms or settlement discounts without our prior written consent except where the change is due to a manifest error in your invoice, in which case you will notify us of the resulting change in the IBM Reimbursable, IBM Receivable or VAT Receivable but our written consent will not be required.

                    4.1.10 You undertake that if Products associated with IBM Receivables are returned to you and you provide a credit in any form which has the effect of reducing the amount of the relevant Receivable or Acquired Receivable, you will promptly notify us.

                    4.1.11 For each IBM Reimbursable, IBM Receivable and VAT Receivable you represent and warrant to us that:
                              (a) all particulars notified to us are correct and complete; (b) the IBM Reimbursable, IBM Receivable or VAT Receivable has not been previously Notified to us; (c) any covenants or undertakings given to us relating to such IBM Reimbursable, IBM Receivable or VAT Receivable will be complied with; (d) each IBM Reimbursable, IBM Receivable or VAT Receivable is fully enforceable and is free from any other charge, pledge, or Lien in favour of a third party; and (e) such IBM Reimbursable, IBM Receivable or VAT Receivable will be paid without any claim for set off, counterclaims, retention or abatement.

                    4.1.12 The sale or transfer of IBM Reimbursables, IBM Receivables and VAT Receivables will continue until we notify You in writing that we will accept no more IBM Reimbursables, IBM Receivables and VAT Receivables for purchase or until the termination of this Agreement whichever is the sooner.

          4.2       CREDIT AND COLLECTION POLICY

                    The Loan Parties will comply in all material respects with the Loan Parties' credit and collection practices agreed with us in regard to each IBM Receivable VAT Receivable, any Receivables Rights and the related Sales Invoice or VAT Return Document.

5.        PREPAYMENTS

          5.1 We may, following your written or electronic request, make a Prepayment available to you in a bank account maintained by you, subject to any banking charge as set out in the Schedule, in the amount you select up to the Available Credit. We will endeavour to effect such Prepayment on the day you make such request provided we receive such request before 10.00 am on any Business Day.

          5.2 If we make a Prepayment on a day upon which any settlement of a Supplier Obligation or Credit Charge is due or overdue for payment, or you owe us any monies for the Repurchase Price of IBM Reimbursables, IBM Receivables and VAT Receivables then we may apply the proceeds of the Prepayment to such payment in or towards the discharge of the monies so due to us and only an amount equal to the difference, if any, between the amount of the Prepayment and the amount being paid or so discharged shall be made available to you.

          5.3 A Discount Charge will accrue from day to day during this Agreement and be calculated on the outstanding daily balance of all Prepayments .

          5.4 You may at any time pay us for Supplier Obligations and any outstanding Credit Charges, by requesting us to apply all or part of any Prepayment for that purpose. Prepayments may not be used for the repayment of principal owing to us pursuant to any agreement between yourself as borrower and ourselves as lender unless expressly agreed by us in writing. In addition to payment for Supplier Obligations, Prepayments shall only be used for working capital purposes.

          5.5 The total amount of Prepayments at any point in time shall not exceed the Collateral value attributed to the IBM Reimbursables, IBM Receivables and VAT Receivables at such time.

6.        IBM REIMBURSABLES, IBM RECEIVABLES, VAT RECEIVABLES AND RECEIVABLES
          RIGHTS

          6.1 You will provide us with your Receivables Rights and take any necessary steps to make such Receivables Rights effective and enforceable. If a Lien is to be provided to us in relation to any IBM Reimbursable, IBM Receivable or VAT Receivable and/or Receivable Right not effectively purchased hereunder it shall be a valid first priority interest.

          6.2       The Loan Parties agree:-

                    6.2.1 to promptly execute and deliver such further instruments and documents, and to take such further action including any filing or payment of registration fees at the Loan Parties' expense as we may reasonably request for the purpose of preserving or protecting all our rights and interests in the IBM Reimbursables, IBM Receivables and VAT Receivables (and the Receivables Rights) and our ownership of the former and our rights in the latter;

                    6.2.2 report to us with the reports and accounts referred to in the Schedule at the intervals specified therein and to provide us with such other reports as may be agreed; and

                    6.2.3 to advise us promptly, in reasonably sufficient detail, of any substantial change relating to the value, quantity or quality of the IBM Reimbursables, IBM Receivables and VAT Receivables and the Receivables Rights, including any movement in location of the IBM Reimbursables, IBM Receivables and VAT Receivables and the Receivables Rights, or any event which could reasonably be expected to have a significant adverse effect on the value, quantity or quality of the IBM Reimbursables, IBM Receivables and VAT Receivables and the Receivables Rights; and

                    6.2.4 promptly advise us of any loss, destruction of or damage to the IBM Reimbursables, IBM Receivables and VAT Receivables or the Receivables Rights and to pay us such amount (if any) as will reduce the Credit Limit as specified by us in our absolute discretion, or provide such additional Collateral as we may require; and

                    6.2.5 to maintain books and records relating to the Collateral in such detail, form and scope as is consistent with good business practice and ensure, where applicable, such books and records will reflect our ownership of the IBM Reimbursables, IBM Receivables and VAT Receivables and our interest in the Receivables Rights.

          6.3       NOTICE OF TRANSFER OF OWNERSHIP OF RECEIVABLES

                    If required by us, for each IBM Reimbursable, IBM Receivable and VAT Receivable, the Loan Parties will give written notice to the respective Authorized Supplier, Debtor or country government agency concerned that we are the owner of the IBM Reimbursable, IBM Receivable or VAT Receivable, as applicable, and that payment of IBM Reimbursables, IBM Receivables and VAT Receivables must be made to us directly. The wording of the notice and the manner in which it is given will be as directed or approved by us. We may give such written notice to the relevant Authorized Supplier, Debtor or country government agency directly.

          6.4       RECEIVABLES RIGHTS

                    6.4.1 The Loan Parties hereby acknowledge that all Receivables Rights belong to us until all amounts owing to us in connection with IBM Reimbursables, IBM Receivables and VAT Receivables and any outstanding Credit Charges are paid in full.

                    6.4.2 You will not cause and you will use your best endeavours not to permit any Debtor or other third party to acquire title in any Products the subject of Receivables or to encumber such title in any way before you have delivered the relevant Products and payment in full of the relevant Receivable has been made by such Debtor. You agree to take such action as may be required to implement this provision, including the insertion of appropriate clauses in Sales Contracts.

          6.5       REPURCHASE

                    6.5.1 We may require you to buy back any IBM Reimbursable, IBM Receivable or VAT Receivable and pay us the Repurchase Price of such IBM Reimbursable, IBM Receivable or VAT Receivable as follows in any of the following situations: (i) if such IBM Reimbursable, IBM Receivable or VAT Receivable is or becomes an Ineligible Receivable;
                              (ii) if it is the subject of a dispute; (iii) if payment is withheld for any reason including a dispute under the Sales Contract or, if applicable, the VAT Return Document or any claim to set-off or counterclaim; (iv) if the respective country declares or effects a change in its laws, or if there is a change in its financial condition, which has the effect of making its payment of the VAT Receivable delayed or uncertain
                              (v) at any time on or after any Event of Default; or (vi) at any time after termination of this Agreement. We will either debit your account with the Repurchase Price if the account is sufficiently in credit, or if not then we will require the applicable Loan Party to make a cash payment of the Repurchase Price in which case such Loan Party will promptly make such payment to us. On receipt of payment in full of the Repurchase Price of each IBM Reimbursable, IBM Receivable and VAT Receivable which we require a Loan Party buy back together with all other sums due from it to us, we will upon request assign or transfer that IBM Reimbursable, IBM Receivable or VAT Receivable to you and it will pay the reasonable costs incurred by us including any duly documented and properly incurred legal costs or other professional expenses, stamp duties, VAT, and similar charges. Any amounts such Loan Party collects before we receive payment in full will be held in trust for us and promptly delivered to us and set against the amounts owed to us and any amounts we collect after payment in full to us will be credited to your account.

                    6.5.2 You will not cancel any notices of assignment given to a Debtor or country, as applicable, owing IBM Reimbursables, IBM Receivables and VAT Receivables which we have required you to buy back or attempt to collect such IBM Reimbursables, IBM Receivables and VAT Receivables for your own account until you have paid us, in cleared funds, the Repurchase Price and all other amounts due to us in respect of it.

          6.6       CREDITS AND CLAIMS

                    6.6.1 If any query or claim shall arise concerning or affecting an IBM Reimbursable, IBM Receivable or VAT Receivable or concerning a credit or set-off by the respective Authorised Supplier, Debtor or country against the Supplier Invoice, Sales Invoice or VAT Return Document, the applicable Loan Party will, after complying with Clause 4.1.10, (i) immediately give full details in the form we require; (ii) use all reasonable efforts to resolve the query or claim; and (iii) notify us of any resulting credit note or other settlement.

                    6.6.2 If the query or claim affects the value to us of the IBM Receivable or VAT Receivable, it may be treated by us as being an Ineligible Receivable.

          6.7       BANK ACCOUNT

                    6.7.1 We will tell you the form of assignment to be included on the Sales Invoice relating to an IBM Receivable and/or VAT Return Document. You will instruct the respective Authorised Supplier, Debtor or country government agency to pay the amounts of the credit, Sales Invoice or VAT Return Document to a bank account controlled by us and the Loan Parties must do nothing to prevent payment to us.

                    6.7.2 If payments are to be made to a bank account in your name but controlled by us you will enter into agreements satisfactory to us, enabling the bank account to be administered so that we have control over all withdrawals from the bank account. Any payments collected by the Loan Parties in relation to IBM Reimbursables, IBM Receivables and VAT Receivables shall be held in trust for us and promptly deposited in the bank account without being mixed with the Loan Parties' own funds or negotiated except in our favour. You will pay all costs and expenses of setting up and operating bank accounts for this purpose, including all charges relating to the collection or attempted collection of cheques or other instruments of payment.

7.        CREDIT CHARGES AND PAYMENTS

          7.1       INFORMATION ABOUT YOUR ACCOUNT

                    We will provide you with information concerning Supplier Obligations and Prepayments, including amounts due to us and on request the then amount of the Available Credit. Such information shall be treated as being correct and binding upon you in the absence of manifest error provided that such manifest error is notified to us within a period of 15 days from the date of the provision of such information to you. We will keep such accounts as may be required to show the amounts due to us and the amounts received from you and/or your Debtors. In any proceedings or disputes a certificate issued by our Company Secretary, or by one of our Directors or authorised officers as to the correctness of any financial statement or any amounts due to us shall be prima facie evidence of the same.

          7.2       CREDIT CHARGES

                    7.2.1 The Credit Charges payable by you are set out in the Schedule. They are set out exclusive of VAT and any other taxes and duties which, if applicable, will be additionally payable by you. You will receive an invoice or relevant statement for all Credit Charges including any applicable VAT stamp or other duties and will either be debited to your account on a monthly basis or paid to us on demand. Any minimum amounts payable by you will be debited to your account periodically as set out in the Schedule. Some Credit Charges will fluctuate up or down depending on changes to the Base Rate as described in Clause 7.2.3.

                    7.2.2 If we purchase a Supplier Invoice that does not include a "No Charge Period", any Supplier Obligations thereunder will be subject to a set up fee as specified in the Schedule (or as agreed with you) and Credit Charges will be levied on you from and including the date of issue of the relevant Supplier Invoice. You agree to pay such Credit Charges or set up fee on their due date together with payment of the relevant Supplier Obligations.

                    7.2.3 Where a Credit Charge is related to Base Rate and the outside reference rate upon which Base Rate is based at any time changes then, on the first business day of the next following calendar month, the Base Rate will be changed to the outside reference rate existing on the last business day of the previous calendar month. However, if the outside reference rate changes by 25 basis points or more at any time then the Base Rate will be changed by the same amount on the day of such change or the next following business day. When the applicable Base Rate is determined by reference to another published rate and that rate ceases to be published for any reason, we will use another appropriate rate as the reference rate so that you and we remain in an equivalent financial position.

          7.3       PAYMENT

                    7.3.1 The Loan parties agree to pay, or cause you to pay, all sums due to us arising from the settlement of Supplier Obligations and the Repurchase Price of IBM Reimbursables, IBM Receivables and VAT Receivables and all Credit Charges owed to us and applicable VAT, stamp or other duties by direct debit, wire transfer, or such other method of payment that we agree, in full, without any set off whatsoever. Payment shall be deemed to be made when such payment is received in cleared funds in the designated bank account in our name or controlled by us. The Loan Parties may at any time prepay, without notice or penalty, in whole or in part, amounts owed to us under this Agreement. We may apply payments made to us (whether by you or otherwise) firstly to pay any Credit Charges owing under this Agreement and then the amount owing in respect of each Supplier Obligation, and/or the Repurchase of IBM Reimbursables, IBM Receivables and VAT Receivables. Late payment will be subject to a late payment charge on the sums unpaid at the Default Rate from the date following the Due Date until and including the date payment is received by us in cleared funds in our account

                    7.3.2 Your obligations to pay sums due in respect of Supplier Obligations to us or any Repurchase Price of IBM Reimbursables, IBM Receivables and VAT Receivables will not be affected by any dispute you may have with any Authorised Supplier, including defective, insufficient, late or partly delivered Products. You waive all rights of set-off or counterclaim against your liability to pay Supplier Obligations. However, this does not affect any claim or right or remedy you may have against the Authorised Supplier. You will not assert against us any claim or defence you may have against the Authorised Supplier or any third party. We have no obligation to you under the Supplier Invoice. The Loan Parties will indemnify and hold us harmless against any claims or liabilities arising from the Products in any way whatsoever.

                    7.3.3 When Products are returned by you to an Authorised Supplier it will not affect the amounts due to us, except for IBM Reimbursables, unless and until we receive the amount of a credit note from the applicable Authorised Supplier relative to the returned Products and which we shall promptly upon receipt apply it to your account. Such credit note amount will be deducted from the amounts due by you to us.

          7.4       SHORTFALL AMOUNT

                    If, on any day, (i) the aggregate of the amounts outstanding from the Loan Parties to us in respect of Supplier Obligations and the outstanding and unpaid Prepayments we have made in respect of IBM Reimbursables, IBM Receivables and VAT Receivables by the relevant Debtor exceed the lesser of either the value of the Collateral or the Credit Limit, or (ii) the outstanding Prepayments exceed the Collateral value of the IBM Reimbursables, IBM Receivables and VAT Receivables, then, unless otherwise agreed, the Loan Parties will pay such "SHORTFALL AMOUNTS" on the day this becomes known to you either by our advising you or from your own enquiries. Until this is done, we shall be under no obligation to purchase Supplier Invoices from Authorised Suppliers or IBM Reimbursables, IBM Receivables and VAT Receivables from you (whether or not previously agreed) and you will pay a late payment charge at the Default Rate set out in the Schedule on the shortfall amounts accruing from day to day. In addition we may charge the Shortfall Fee if the Shortfall Amounts are not paid when due.

          7.5       POWER OF ATTORNEY

                    As security for your obligation hereunder the Loan Parties grant us, our directors and officers an irrevocable power of attorney:-

                    (i) to endorse or negotiate cheques, or bankers drafts and negotiable instruments;

                    (ii) to initiate and settle any claims (including the conduct of legal proceedings); and

                    (iii) to sign or execute any deeds, papers, forms or documents and file the same as may be necessary to perfect or preserve any of our rights or to secure performance of your obligations to us or any Debtor with respect to the Collateral and ownership of the IBM Reimbursables, IBM Receivables and VAT Receivables.

8.        REPRESENTATIONS, WARRANTIES AND COVENANTS

          8.1       REPRESENTATIONS AND WARRANTIES

                    By signing the Agreement and (in relation to Clauses 3 and 4) before each Supplier Invoice or IBM Reimbursable, IBM Receivable or VAT Receivable is purchased or Prepayment is made you represent and warrant (or are deemed to represent and warrant) to us as follows:

                    8.1.1     VALIDITY

                              Each of the Loan Parties, your parent company, and each of its subsidiaries is duly organised, is validly existing and has the full power, authority and legal right, including compliance with any governmental and other consents, licenses and authorisations, to conduct its business and to enter into this Agreement. This Agreement and any Liens or other documents provided in relation to the IBM Reimbursables, IBM Receivables and VAT Receivables and the Receivables Rights and the Products and the Product Rights are legal, valid and binding obligations upon you and do not contravene any other agreement or obligation.

                    8.1.2     ACTIONS, PROCEEDINGS

                              No significant or material judgements, orders, writs or decrees are outstanding against any Loan Party nor is there pending nor, to the best of the Loan Parties' knowledge after due inquiry, threatened, any material litigation, contested claim, investigation, arbitration, or taxation or governmental proceeding by or against a Loan Party, nor is any Loan Party in default of, nor engaged in, any significant or material dispute under any agreement or document. If any dispute does arise such Loan Party undertakes to inform us and promptly resolve it.

                    8.1.3     INFORMATION

                              Each Loan Party has disclosed to us every fact or matter known or which should reasonably have been known to it that might influence us whether or not to enter into this Agreement, or purchase any Supplier Invoice or IBM Reimbursable, IBM Receivable or VAT Receivable or make any Prepayment, or to accept any Product Rights and/or Receivables Rights, or to accept any guarantee or indemnity, and that all information furnished by each Loan Party or on its behalf to us or by its Auditors in connection with this Agreement and the Products and Product Rights, IBM Reimbursables, IBM Receivables and VAT Receivables and the Receivables Rights is true and accurate in all material respects and is neither misleading nor incomplete by the omission of any material fact and has not changed since being provided to us.

          8.2       COVENANTS AND UNDERTAKINGS

                    Until termination of this Agreement and the complete payment and satisfaction of all obligations under this Agreement, each Loan Party agrees as follows:

                    8.2.1     MERGER, CONSOLIDATION AND SALES

                              (a) If any Loan Party plans to merge or consolidate with any other entity (other than the planned purchase of the assets of BSDE by SDSA and the dissolution of
                                        BSDE), or engage in any operation or
                                        activity materially different from that
                                        presently being conducted by it, or
                                        otherwise intend to dispose of any
                                        substantial part of its business, or the IBM Reimbursables, IBM Receivables and VAT Receivables or the Receivables Rights or the Products or the Product Rights or engage in a significant corporate restructuring in ownership, then such Loan Party will:

                                        (i)       disclose these facts to us as
                                                  early as possible (and if
                                                  subject to a confidentiality
                                                  undertaking in relation to
                                                  these matters, will use best
                                                  endeavours to obtain the
                                                  consent of the counterparty
                                                  thereto), and

                                        (ii)      reach agreement with us
                                                  concerning all remaining
                                                  payment obligations under this
                                                  Agreement or, failing such
                                                  agreement, and if so required
                                                  by us, immediately discharge
                                                  such payment obligations
                                                  (whether or not accrued due
                                                  and payable). For this purpose
                                                  (i) all Supplier Obligations
                                                  shall forthwith become
                                                  payable,(ii) all IBM
                                                  Reimbursables, IBM Receivables
                                                  and VAT Receivables shall be
                                                  treated as Ineligible
                                                  Receivables to be re-purchased
                                                  by such Loan Party and (iii)
                                                  all IBM Reimbursables will be
                                                  considered ineligible for
                                                  purchase by us, to be
                                                  re-purchased by such Loan
                                                  Party. No Loan Party will be
                                                  required to make such
                                                  disclosure if, and for so long
                                                  as, to do so would be a breach
                                                  of applicable laws or
                                                  regulatory requirements. Any
                                                  disclosure under this
                                                  sub-clause shall be treated in
                                                  confidence by us.

                    8.2.2     FINANCIAL STATEMENTS AND OTHER INFORMATION

                              SDSA will give us a copy of its audited Financial Statements and management accounts prepared in accordance with generally accepted accounting principles, whether audited or not, as provided in the Schedule. SDSA and BSDE will also provide such other information as we may reasonably request concerning VAT Return Documents. Each Loan Party will promptly advise us if any material action or proceeding is outstanding or pending against or if, to the best of its knowledge after due enquiry, any such action or proceeding becomes threatened.

                    8.2.3     AUTHORISATION

                              We can rely upon the signature or the act or communication from Authorised Officers and Directors in accordance with Attachment A to this Agreement.

                    8.2.4     INSPECTION

                              Each of the Loan Parties will allow us or our agents to enter upon its premises during normal business hours on reasonable notice, and at any time during the continuance of an Event of Default, for the purposes of inspecting, taking copies of and/or verifying the Supplier Invoices and any Product Rights, the IBM Reimbursables, IBM Receivables and VAT Receivables, any Receivables Rights, Financial Statements, and its financial status; each Loan Party will agree to provide us with such information and documentation that we consider reasonably necessary to conduct the foregoing activities, including samplings of purchase orders, invoices and evidences of delivery or other performance, and that we may contact such Loan Party's customers or the respective country government agency directly or through our agents to verify IBM Reimbursables, IBM Receivables and VAT Receivables.

                    8.2.5     INSURANCE

                              8.2.5.1 Each Loan Party will maintain, or cause to be maintained, with financially sound and reputable insurance companies, insurance on its respective properties and assets (without being required to effect credit insurance on the IBM Reimbursables, IBM Receivables or VAT Receivables unless such obligation is specified in the Schedule) to their full insurable value; you will be required to maintain insurance against claims for personal injury or death as a result of the use of any Products sold by you; each Loan Party will be required to maintain insurance coverage against other business risks; each Loan Party will give us at least ten days written notice before any policy is altered or cancelled.

                              8.2.5.2   Each Loan Party will instruct each
                                        insurer to endorse and to assign the
                                        benefit of each insurance policy
                                        covering its properties and assets in
                                        respect of Supplier's Invoices or
                                        Receivables, and IBM Reimbursables, IBM
                                        Receivables and VAT Receivables which
                                        have been purchased by us hereunder so
                                        that (a) payment of proceeds with
                                        respect to claims thereon will be made
                                        directly to us and (b) no act or default of such Loan Party or any other person shall affect our right to recover under the policies.

                              8.2.5.3 If such Loan Party fails to pay any costs, charges or premiums, or if it fails to insure its properties and assets, we may pay such costs, charges or premiums on such Loan Party's behalf. Any such amounts paid by us shall be considered as an additional debt owed by such Loan Party's due and payable by it or you immediately upon receipt of our invoice.

                    8.2.6     RIGHT OF SET-OFF

                              At all times we can set-off amounts due from you to us (including those prospectively due where they are likely to become payable) and whether due under this or any other agreement with us or otherwise due against whatever we owe you. Where the amount due by you cannot immediately be ascertained we may make a reasonable estimate of the amounts concerned.

                    8.2.7     FINANCIAL COVENANTS

                              You agree to comply with the Financial Covenants, if any, set out in the relevant supplements or the Schedule. You also agree that you will not, without our consent, make any of the following payments ("Restricted Payments") if you and Holdings are not in compliance with the Financial Covenants contained in this Agreement and after giving effect of such payment, the aggregate amount of such Restricted Payments under this Agreement and the AIF does not cause you or Holdings to violate such Financial Covenants or exceed Six Hundred Thousand Dollars ($600,000), without duplication, during any fiscal year (i) declare or pay any dividend (other than dividends payable solely in common stock of BSDE and/or
                              SDSA) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of BSDE and/or SDSA or any warrants, options or rights to purchase any such capital stock or Equity Interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of BSDE and/or SDSA ; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations)), except as permitted by the Amended and Restated Notes Payable Subordination Agreement.

                    8.2.8     DESIGNATED PAYMENT/WARRANTY COMPANY

                              Upon the occurrence of a Shortfall Amount which is not paid when due or if an Event of Default has occurred and is continuing, you agree, upon demand from us, to (i) send to your factoring bank, a designated payment in the form of Attachment B to this Agreement instructing such bank to pay us directly in lieu of paying you and (ii) within 30 days of such request, turn over the control of your stock to a licensed and warranty company satisfactory to us.

9.        DEFAULTS AND REMEDIES

          9.1       DEFAULTS

                    Any one of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

                    9.1.1 A Loan Party's failure to make payment to us when due of any amount, including without limitation Credit Charges or the Shortfall Amount or part thereof, under this Agreement or its failure to comply with any other provision of this Agreement including its failure to meet the dates by which information or reports are due under this Agreement;

                    9.1.2 Any representation, warranty, statement, report or certificate made or delivered by a Loan Party or on its behalf is false in any material respect at the time when made or deemed made;

                    9.1.3 The occurrence of any event or circumstance, including adverse comment in Auditors' reports for any Loan Party, which, in our opinion, could reasonably be expected by us to have a Material Adverse Effect;

                    9.1.4 A Loan Party, your parent company, any Subsidiary of a Loan Party or your parent company, or any of your guarantors becomes subject to Insolvency, or to a change of control due to change in shareholders unless previously agreed to by us in writing;

                    9.1.5 The use of any Prepayments or the incurring of any Supplier Obligations for any purpose other than your normal working capital requirements unless disclosed to us and agreed in writing before the Prepayment or Supplier Obligation is made;

                    9.1.6 Any default by any Loan Party in complying with any judgement or any demand under a guarantee or indemnity;

                    9.1.7 Any breach by any Loan Party, your parent company or any of your guarantors of any other agreement with us or with any other lender, including IBM Credit Corporation, Congress, Fortis, and any successors of Congress and/or Fortis or credit providers or suppliers (including Authorised Suppliers);

                    9.1.8 Any other actions materially adversely affecting our ownership of IBM Reimbursables, IBM Receivables and VAT Receivables or of Supplier Obligations or reducing our rights relating to Receivables Rights and/or Product Rights.

                    9.1.9 Any failure by PFSweb to meet the financial covenant specified for it in the Schedule.

                    9.1.10 The dissolution or liquidation of any Loan Party, your parent company, any of any Loan Party's or your parent's subsidiaries or any of your guarantors or the directors or stockholders of such entities taking action to dissolve or liquidate any such entity.

                    9.1.11 Any Loan Party, your parent company or any guarantor suspends business.

                    9.1.12 a) PFSweb ceases to directly own one hundred percent (100%) of the capital stock of PFS, and
                              (b) PFS and IFP cease to directly own One Hundred Percent (100%) of the interest in members of Holdings or (b) Holdings ceases to directly own One Hundred Percent (100%) of the capital stock of SDI;

                    9.1.13 SDI ceases to maintain the extent of its current ownership of you.

          9.2       REMEDIES

                    9.2.1 In addition to any rights or remedies available at law or under this Agreement, on or at any time after an Event of Default that we have not waived in writing, we may do any or all of the following:
                              (a) immediately terminate this

                              Agreement; (b) immediately reduce the Credit Limit to nil (c) require you forthwith to buy back from us all outstanding IBM Reimbursables, IBM Receivables and VAT Receivables but so that no such IBM Reimbursable, IBM Receivable or VAT Receivable shall revest in you until the Repurchase Price of all such IBM Reimbursables, IBM Receivables and VAT Receivables has been paid to us together with all other sums then due to us;
                              (d) declare all payments of Supplier Obligations and the Repurchase Price of IBM Reimbursables, IBM Receivables and VAT Receivables together with any Credit Charges to be immediately due and payable; and (e) to take any action we deem necessary to take possession of, realise or sell in a commercially reasonable manner any IBM Reimbursables, IBM Receivables and VAT Receivables or Receivables Rights, and/or Products and/or Product Rights and/or assets purchased with money provided by us.

                    9.2.2 Except as otherwise required by law or provided in any Lien which encumbers the relevant assets, all amounts obtained from any actions above will be applied promptly to reduce or settle the amounts due from you under this Agreement or any other deed or agreement between any of and all of the Loan Parties and IBM GF after deducting all charges, costs and expenses including reasonable legal costs, disbursements and other fees incurred in the collection of such amounts, and any excess amounts will, to the extent permitted by law and subject to the rights of any person having priority, be paid to you.

                    9.2.3 With respect to any Event of Default which we waive, we reserve the right to make a default charge as compensation for such waiver.

10.       TERMINATION

          10.1 This Agreement will remain in force until not less than 60 days written notice by any party to the other but not before twelve months has passed from the date of this Agreement. However following the occurrence of an Event of Default that we have not waived in writing we may by notice with immediate effect terminate this Agreement. Upon any termination of this Agreement we shall have all the rights and remedies set out in Clause 9.2 until the complete discharge of all the Loan Parties' obligations to us. Any such termination shall not affect any right we have in relation to the IBM Reimbursables, IBM Receivables and VAT Receivables or the Receivables Rights and the Supplier Obligations and the Product Rights.

          10.2 Following the termination of this Agreement and the discharge of all the Loan Parties' obligations to us and subject to the exercise of any rights under this Agreement then any amounts we hold for you will be paid to you after deduction of all or any sums then owed to us under this or any other agreement between any of and all of the Loan Parties and IBM GF.

          10.3 Notwithstanding the termination of this Agreement, the provision of Clauses which should by their nature survive termination (including without limitation payment obligations and rights to IBM Reimbursables, IBM Receivables and VAT Receivables and the Supplier Obligations and the Product Rights and/or Receivables Rights) shall so survive and shall remain in full force and effect until such time as all rights and liabilities between the parties have been satisfied.

11.       GENERAL

          11.1      ASSIGNMENT

                    We may assign the benefit of this Agreement in whole or in part. The Loan Parties consent to us novating to any other person all or any of our obligations, rights, benefits and remedies under this Agreement. Following such novation this Agreement (or the novated part) shall bind and enure to the benefit of our successors and assigns. The Loan Parties may not assign or change their rights and benefits under this Agreement or sub-contract any of their obligations without our prior written consent.

          11.2      LIMITATION OF LIABILITY

                    No party shall have any liability to any other party with respect to any special, indirect or consequential damages suffered in connection with this Agreement.

          11.3      GUARANTEE AND INDEMNIFICATION.

                    Each of BSDE, SDSA and the Guarantors (as a result of the respective Guarantees) irrevocably and unconditionally, jointly and severally:

                    11.3.1 guarantees to each of BSDE and SDSA the due and punctual observance and performance of all the terms, conditions and covenants on the part of each of them contained in this Agreement and agrees to pay from time to time on demand any and every sum or sums of money which each of BSDE and SDSA is at any time liable to pay to us under or pursuant to the Agreement and which has become due and payable but has not been paid at the time such demand is made; and

                    11.3.2 agrees to indemnify and hold harmless IBM GF and each of its officers, directors, agents and assigns (collectively, the "Indemnified Persons") against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys' fees and court costs now or hereinafter arising from the enforcement of this Agreement, the "Losses") to which any of them may become subject insofar as such Losses arise out of or are based upon any event, circumstance or condition (a) occurring or existing on or before the date of this Agreement relating to any financing arrangements IBM GF may from time to time have with (i) each Loan Party, (ii) any Person that shall be acquired by any Loan Party or (iii) any Person that any Loan Party may acquire all or substantially all of the assets of, or (b) directly or indirectly, relating to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or to any act or omission of any Loan Party in connection therewith. Notwithstanding the foregoing, none of the Borrower or any of the Guarantors shall be obligated to indemnify IBM GF for any Losses incurred by IBM GF which are a result of IBM GF's gross negligence or wilful misconduct. The indemnity provided herein shall survive the termination of this Agreement.

          11.4      WAIVER

                    No delay or omission of ours to exercise any right or remedy whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof.

          11.5      CHANGE OF TERMS

                    11.5.1 We may change the terms and conditions of this Agreement upon sixty days written notice to you, but no such change shall apply to purchases of Supplier Invoices or IBM Reimbursables, IBM Receivables and VAT Receivables made before the effective date of such change of terms.

                    11.5.2 We reserve the right to serve sixty days written notice on you designating some or all IBM Reimbursables, IBM Receivables and VAT Receivables as Ineligible Receivables and on the expiry of such notice you will promptly buy back the relevant Ineligible Receivables together with payment of any Credit Charges that apply.

                    11.5.3 In the case mentioned in paragraph 11.5.1 the Loan Parties shall be entitled to terminate this Agreement effective on the effective date of the change of terms by written notice delivered to us within thirty days of receipt of our notice of change of terms.

          11.6      TRANSACTION CURRENCY

                    All payments and billings under this Agreement will be in EURO or, if applicable, an Approved Currency

          11.7      CURRENCY INDEMNITY

                    11.7.1 Unless otherwise agreed by us where an IBM Reimbursable, IBM Receivable or VAT Receivable is payable otherwise than in EURO in Belgium, the charges for both the collection and/or in the case of IBM Reimbursables, IBM Receivables and VAT Receivables not denominated in EURO, conversion into EURO or into such other currency as we shall from time to time determine, shall be deducted in calculating the Purchase Price and such price shall be computed by reference to the spot rate of exchange ruling in London the date of collection but at IBM GF's discretion, we may provisionally apply the rate ruling on the date we receive Notification of such IBM Reimbursable, IBM Receivable or VAT Receivable making such adjustments as shall thereafter be necessary

                    11.7.2 We hereby agree prior to the occurrence of an event referred to in Clause 11.7.1 that we will not convert any monies received hereunder in a currency other than EURO into any other currency without your prior agreement.

                    11.7.3 If at any time more than one currency or currency unit are recognised by the central bank of Belgium, or having jurisdiction in any country as the lawful currency of that country.

                              11.7.3.1 for so long as the currency or currency unit in which the provisions of and obligations under this Agreement are expressed (the "express currency") shall remain so recognised, those provisions and obligations shall remain denominated and paid or satisfied in that currency or currency unit;

                              11.7.3.2 if the express currency ceases to be so recognised, any reference in this Agreement to that currency or currency unit shall be translated into and become payable in the currency or currency unit of that country designated by us; and

                              11.7.3.3 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by us in the manner officially prescribed in relation to such official rate or, if to the extent not so recognised or prescribed, in such manner as we may reasonably determine.

                              11.7.3.4  If any change in any currency of a
                                        country occurs, this Agreement will be
                                        amended to the extent we after
                                        consultation with the Loan Parties,
                                        specify to be necessary in the light of
                                        the change in currency and to put the
                                        parties hereto as far as possible in the same position as they would have been but for such change in currency.

          11.8      VAT

                    All charges specified in this Agreement are quoted exclusive of VAT

          11.9      ELECTRONIC COMMUNICATIONS

                    Any party may communicate with any other party, other than notices referred to in Clause 11.10, by electronic means and such communication is acceptable as a signed writing. An identification code (called a "USER ID") contained in an electronic document is sufficient to verify the sender's identity and the document's authenticity.

          11.10     NOTICES

                    Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered by facsimile transmission or registered mail, postage prepaid, and addressed to the address of the respective party to this Agreement listed in the Schedule or following the expiry of a period of 30 Business Days from the delivery of written notice to the other party, such other address or facsimile number notified by that party to the other in accordance with this clause:

          11.11     PARTIAL INVALIDITY

                    If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under any applicable statute or rule of law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

          11.12     COMPLETE AGREEMENT

                    This Agreement including the Schedule embodies the entire agreement between the Loan Parties and us with respect to the subject matter hereof, and any prior written or oral statements relating thereto are not to be considered part of this Agreement.

          11.13     MISCELLANEOUS

                    11.13.1 IBM GF's rights and benefits under this Agreement shall not be affected by the granting of any time or indulgence to any Loan Party or to any surety or guarantor of your obligations to us hereunder or to any Debtor or by any failure to exercise or delay in exercising any right or option against such person.

                    11.13.2 We shall be entitled to rely on any act done and on any document signed and on any oral or written communication (including any such communication sent by facsimile) by any reason purportedly doing or signing or communicating on behalf of you notwithstanding any defect in or absence of any authority in such person except as provided for in Clause 8.2.3.

                    11.13.3 Without prejudice to the provisions of Clause 11.5 and except as otherwise provided in this Agreement no variation of this Agreement shall be binding upon the parties unless it is evidenced in writing and signed by or on behalf of IBM GF by an authorised signatory of IBM GF and on behalf of each Loan Party by a director or the secretary or officer thereof.

          11.14     APPLICABLE LAW AND JURISDICTION

                    This Agreement shall be construed in accordance with and governed by the laws of Belgium. The parties hereby submit to the jurisdiction of the Belgian courts.



BY SIGNING BELOW BOTH PARTIES ACCEPT THE TERMS OF THE AGREEMENT

SIGNED ON BEHALF OF                         SIGNED ON BEHALF OF

SUPPLIERS DISTRIBUTORS S.A.                 IBM BELGIUM FINANCIAL SERVICES S.A.


Signed:............................         Signed:............................
By Name:...........................         By Name:...........................
Title:.............................         Title:.............................
Signature:.........................         Signature:.........................
Date: .............................         Date: .............................

BUSINESS SUPPLIES DISTRIBUTORS EUROPE BV    PFS WEB B.V.


Signed:............................         Signed:............................
By Name:...........................         By Name:...........................
Title:.............................         Title:.............................
Signature:.........................         Signature:.........................
Date: .............................         Date: .............................


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